                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                           NOBLE DRILLING CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           NOBLE DRILLING CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

       -------------------------------------------------------------------------

                              [NOBLE DRILLING LOGO]

                           NOBLE DRILLING CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 26, 2001


To the Stockholders of
  Noble Drilling Corporation:

      The annual meeting of stockholders of Noble Drilling Corporation, a Delaware corporation (the "Company"), will be held on Thursday, April 26, 2001, at 10:00 a.m., local time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

         1. To elect two directors to the class of directors whose three-year term will expire in 2004; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 7, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Sugar Land, Texas during normal business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during 2000 and financial statements for the fiscal year ended December 31, 2000 are contained in the accompanying 2000 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.

      All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.


                                    By Order of the Board of Directors

                                             Julie J. Robertson
                                                 Secretary


Sugar Land, Texas
March 26, 2001

                             [NOBLE DRILLING LOGO]

                           NOBLE DRILLING CORPORATION
                      13135 SOUTH DAIRY ASHFORD, SUITE 800
                             SUGAR LAND, TEXAS 77478


                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 2001

                                     GENERAL

      This proxy statement is furnished to stockholders of Noble Drilling Corporation in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is March 26, 2001.

PROXY CARDS AND VOTING INSTRUCTION CARDS

      If a proxy card is enclosed, it serves to appoint proxies for record holders of our common stock, par value $.10 per share ("Common Stock"). Shares represented by a proxy in such form, duly executed and returned to us and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our corporate Secretary or by executing and delivering a later-dated proxy.

      If a voting instruction card is enclosed, it serves as a voting instruction to the trustee of the Noble Drilling Corporation 401(k) Savings Plan, as amended (the "Savings Plan"), from the plan participant. The trustee under the Savings Plan will vote the shares of Common Stock credited to Savings Plan participants' accounts in accordance with such participants' instructions. If no such voting instructions are received from a participant, then, according to the terms of the Savings Plan, the trustee under the Savings Plan will vote the shares in such participant's account in its absolute discretion.

VOTING PROCEDURES AND TABULATION

      We will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares in street name have the authority to vote on certain "routine" items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on the scheduled item of business. Under applicable Delaware law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors.

                                VOTING SECURITIES

      Our only outstanding voting security is our Common Stock. Only holders of record of Common Stock at the close of business on March 7, 2001, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 133,729,601 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Under Delaware law, holders of Common Stock do not have appraisal rights with respect to the matters to be voted upon at the annual meeting.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth as of December 31, 2000 information with respect to the only persons who we knew to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.

                        Name and Address of
                          Beneficial Owner                                Common Stock Beneficially Owned
                          ----------------                                -------------------------------

                                                                    Number of Shares           Percent of Class
                                                                    ----------------           ----------------
      Massachusetts Financial Services Company.................      17,755,170 (1)                  13.2%
      500 Boylston Street
      Boston, Massachusetts 02116

      FMR Corp.................................................      17,457,557 (2)                  13.0%
      82 Devonshire Street
      Boston, Massachusetts 02109

      AXA Financial, Inc.......................................       7,126,703 (3)                  5.3%
      1290 Avenue of the Americas
      New York, New York 10104


(1) According to a Schedule 13G (Amendment No. 2) dated February 12, 2001, filed with the SEC, Massachusetts Financial Services Company has sole voting power with respect to 17,205,570 of such shares and sole investment power with respect to all of such shares.

(2) According to a Schedule 13G (Amendment No. 2) dated February 14, 2001, filed with the SEC by FMR Corp. jointly with Edward C. Johnson 3d and Abigail P. Johnson, the amount beneficially owned includes (i) 15,532,863 shares owned by several investment companies ("Funds") for which Fidelity Management & Research Company ("Fidelity") acts as investment adviser and (ii) 1,401,504 shares beneficially owned by Fidelity Management Trust Company ("FMTC") in its capacity as investment manager of certain institutional accounts. FMR Corp. is the parent of Fidelity and FMTC and is controlled by Edward C. Johnson 3d. Neither FMR Corp. nor Mr. Johnson has sole voting power with respect to the shares owned by the Funds. Mr. Johnson and FMR Corp., through its control of FMTC, each has sole investment power with respect to 1,401,504 of such shares and sole voting power with respect to 1,179,904 of such shares. Fidelity International Limited, acting as an investment adviser to non-U.S. investment companies and certain institutional investors, is the beneficial owner of 523,190 of such shares.

(3) According to a Schedule 13G (Amendment No. 6) dated February 12, 2001, filed with the Securities and Exchange Commission (the "SEC") by AXA Financial, Inc. jointly with AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle and AXA, the amount beneficially owned includes (i) 62,600 shares beneficially owned by The Equitable Life Assurance Society of the United States, with respect to which it has sole investment power and sole voting power, and (ii) 7,064,103 shares beneficially owned by Alliance Capital Management L.P. Alliance Capital Management L.P. has sole investment power with respect to all of such shares, sole voting power with respect to 3,441,403 shares and shared voting power with respect to 2,202,650 shares.

                              ELECTION OF DIRECTORS

      Our Certificate of Incorporation and Bylaws provide for three classes of directors, with approximately one-third of the directors constituting the Board being elected each year to serve a three-year term. There are four directors comprising the class whose term expires at the 2001 annual meeting: Michael A. Cawley, Tommy C. Craighead, James L. Fishel and Jack E. Little.

      Messrs. Craighead and Fishel will retire at the 2001 annual meeting. In accordance with our Bylaws, the Board of Directors has determined to reduce the number of directors comprising the Board from nine to seven effective immediately after such retirements. The Board has nominated Messrs. Cawley and Little for re-election as directors to serve three-year terms expiring in 2004.

      The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.

      Information, as of March 19, 2001, with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2001 annual meeting, is presented below.

                             NOMINEES FOR DIRECTORS

MICHAEL A. CAWLEY,
Age 53, director since 1985         Mr. Cawley has served as President and Chief
                                    Executive Officer of The Samuel Roberts
                                    Noble Foundation, Inc. (the "Foundation") since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. For more than five years prior to 1991, Mr. Cawley was the President of Thompson & Cawley, a professional corporation, attorneys at law;
                                    and Mr. Cawley currently serves as of
                                    counsel to the law firm of Thompson, Cawley, Veazey & Burns, a professional corporation.
                                    Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Affiliates, Inc. and Panhandle
                                    Royalty Company.

JACK E. LITTLE,
Age 62, director since 2000         Mr. Little was President and Chief Executive
                                    Officer of Shell Oil Company and a member of the Board of Directors and Chairman and Chief Executive Officer of Shell Exploration
                                    & Production Company for more than five
                                    years until his retirement in June 1999.

                        CLASS WHOSE TERM EXPIRES IN 2003

ROBERT D. CAMPBELL,
age 50, director since 1999         Mr. Campbell has served as President of the
                                    Company since January 1, 1999 and as a
                                    director since February 4, 1999. Prior to
                                    January 1, 1999, Mr. Campbell practiced
                                    corporate and securities law as a senior partner with the law firm Thompson & Knight, L.L.P. and served as our general counsel for more than five years.

JAMES C. DAY,
age 57, director since 1983         Mr. Day has served as Chairman of the Board
                                    since October 22, 1992 and as our Chief
                                    Executive Officer since January 1, 1984, and he served as President from January 1, 1984 to January 1, 1999. From January 1983 until his election as President and Chief
                                    Executive Officer, Mr. Day served as Vice
                                    President. Mr. Day is also a director of Global Industries, Ltd. and a trustee of the Foundation.

MARC E. LELAND,
age 62, director since 1994         Mr. Leland has served since 1984 as
                                    President of Marc E. Leland & Associates,
                                    Inc., a company engaged in the business of providing financial advisory services. Mr.
                                    Leland is also a director of Chartwell
                                    Leisure Inc.

                        CLASS WHOSE TERM EXPIRES IN 2002

LAWRENCE J. CHAZEN,
age 60, director since 1994         Mr. Chazen has served since 1977 as Chief
                                    Executive Officer of Lawrence J. Chazen,
                                    Inc., a California registered investment adviser engaged in providing financial advisory services.

WILLIAM A. SEARS,
age 66, director since 1998         Mr. Sears retired from his position as
                                    Director of Operations for British Petroleum
                                    Exploration in 1997, after serving with them in various positions since 1983.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

      During 2000 the Board of Directors held five meetings. Seven of the nine directors, Messrs. Campbell, Craighead, Day, Fishel, Leland, Little and Sears, attended all meetings of the Board and Messrs. Cawley and Chazen each attended at least 85 percent of such meetings. We have standing audit, compensation, finance and nominating committees of the Board of Directors. The current members of the committees, the number of meetings held by each committee in 2000, and a brief description of the functions performed by each committee are set forth below:

            Audit Committee (four meetings). During 2000, the members of the audit committee were William A. Sears, Chairman; Lawrence J. Chazen, James
      L. Fishel and Jack E. Little. Three of the four members, Messrs. Sears, Fishel and Little, attended all meetings of the audit committee during 2000 and Mr. Chazen attended at least 75 percent of such meetings. The primary responsibilities of the audit committee are to review with our auditors the scope of the audit procedures to be applied in conducting the annual audit and the results of the annual audit. In addition, the audit committee has responsibility to provide oversight review to our management responsible for the periodic review of our environmental policy statement and procedures, internal controls regarding our compliance with applicable environmental laws and regulations and the establishment of a program for periodic compliance audits. The audit committee's report relating to the 2000 fiscal year appears on page 17.

            Compensation Committee (four meetings). During 2000, the members of the compensation committee were Tommy C. Craighead, Chairman; Michael A. Cawley and Marc E. Leland. All members of the compensation committee attended all meetings during 2000. The primary responsibilities of the compensation committee are to review and set the compensation levels of our officers, including those officers who are also directors, evaluate the performance of management, consider management succession and related matters, administer our annual compensation plans and administer our long-term incentive compensation plans.

            Finance Committee (four meetings). During 2000, the members of the finance committee were James L. Fishel, Chairman; Robert D. Campbell, Michael A. Cawley, Marc E. Leland and William A. Sears. All members of the finance committee attended all meetings during 2000. The primary responsibilities of the finance committee are to review and make recommendations to the Board of Directors with regard to our financial affairs and policies, including capital requirements and structure, share repurchase programs, dividend policy and long-range financial strategic planning.

            Nominating Committee (no meetings). During 2000, the members of the nominating committee were Lawrence J. Chazen, Chairman; Tommy C. Craighead and Jack E. Little. The primary responsibility of the nominating committee is to select and recommend nominees for election to our Board of Directors. The nominating committee will consider nominees recommended by stockholders entitled to vote for the election of directors, provided that such recommendations are made in accordance with our Bylaws. Generally, the Bylaws provide that a stockholder must deliver written notice to our corporate Secretary not later than 90 days prior to the annual meeting naming such stockholder's nominee(s) for director and specifying certain information concerning such stockholder and nominee(s). Accordingly, we must receive any stockholder nominee(s) for director to be presented at the 2002 annual meeting of stockholders by no later than January 25, 2002 (assuming the 2002 annual meeting of stockholders is held on April 25, 2002, as currently planned). We did not receive any stockholder recommendations for nominees for election of directors at the 2001 annual meeting.

      Compensation Committee Interlocks and Insider Participation. The current members of the compensation committee identified above were the only persons who served on such committee during 2000. Mr. Day and Mr. Campbell both serve as executive officers and directors of certain wholly-owned subsidiaries of Noble Drilling Corporation. However, Mr. Day's and Mr. Campbell's compensation is set solely by the compensation committee of our Board of Directors, and they receive no additional compensation for performing duties as executive officers or directors of these subsidiaries. Neither Mr. Day, Mr. Campbell nor any other officer or employee of Noble Drilling Corporation or its subsidiaries is a member of the compensation committee.

COMPENSATION OF DIRECTORS

      Annual Retainer and Other Fees and Expenses. We pay our non-employee directors an annual retainer of $30,000, of which $6,000 is paid in Common Stock pursuant to the Equity Compensation Plan for Non-Employee Directors (the "Directors' Plan"). Under the Directors' Plan, non-employee directors may elect to receive the balance in Common Stock or cash. We also pay our non-employee directors a Board meeting fee of $1,500 and a committee meeting fee of $1,000. The chairman of a standing Board committee receives an additional $1,000 per committee meeting. We pay each director who is also one of our officers a fee of $100 for each Board meeting attended. We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings.

      Non-Employee Director Stock Options. Under the 1992 Nonqualified Stock Option Plan for Non-Employee Directors (the "1992 Option Plan"), which was approved and ratified by stockholders at the 1993 annual meeting, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Common Stock. Thereafter, on the next business day after each annual meeting of our stockholders, such directors receive an annual grant of an option to purchase 5,000 shares of Common Stock (increased for 2001 from 3,500 shares). The options are granted at fair market value on the grant date and are exercisable from time to time over a period commencing one year from the grant date and ending on the expiration of 10 years from the grant date, unless terminated sooner as described in the 1992 Option Plan.

EMPLOYMENT AGREEMENTS

      We have entered into employment agreements with each named executive officer listed in the Summary Compensation Table appearing on page 11 of this proxy statement. These employment agreements become effective upon a change of control of Noble Drilling Corporation (within the meaning set forth in the agreements) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter.

      The agreements provide that if the officer's employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or "cause" (as defined in the agreement) or (2) by the officer for "good reason" (which term includes a diminution of responsibilities or compensation, or a determination by the officer to leave during the 30-day period immediately following the first anniversary of the change of control), the officer will receive: (a) any unpaid portion of his current salary and prorated portion of his highest bonus paid either in the last three years before the change of control or for the last completed fiscal year after the change of control (the "Highest Bonus"); (b) a lump sum payment equal to three times the sum of his annual base salary (based on the highest monthly salary paid in the 12 months prior to the change of control) and his Highest Bonus; (c) benefits to the officer and his or her family at least equal to those which would have been provided had the employment not been terminated for a three-year period; (d) any compensation previously deferred by the officer (together with any accrued interest or earnings thereon) and any accrued vacation pay; and (e) a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under our qualified defined benefit retirement plan in which the officer is eligible to participate had the officer's employment continued for three years after termination over (ii) the actuarial equivalent of the officer's actual benefit under such plans. The agreements also require us to make an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code (the so-called Parachute Payment excise tax), if any, had been imposed.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth as of January 31, 2001 the beneficial ownership of Common Stock by each of our directors, each "named executive officer" listed in the Summary Compensation Table appearing on page 11 of this proxy statement and all directors and executive officers as a group.

                                                                                 COMMON STOCK
                                                                            BENEFICIALLY OWNED (1)
                                                                     -----------------------------------
                                                                          NUMBER            PERCENT OF
         NAME                                                            OF SHARES           CLASS (2)
         ----                                                        ----------------      -------------
         Directors
         Robert D. Campbell....................................         159,806 (3)            0.12%
         Michael A. Cawley.....................................         908,495 (3)(4)         0.68%
         Lawrence J. Chazen....................................           5,957 (3)               --
         Tommy C. Craighead....................................          94,507 (3)               --
         James C. Day..........................................         523,689 (3)            0.39%
         James L. Fishel.......................................          26,930 (3)               --
         Marc E. Leland........................................          64,050 (3)               --
         Jack E. Little........................................             691                   --
         William A. Sears......................................          27,729 (3)               --

         Named Executive Officers (excluding
           any director named above) and Group
         Danny W. Adkins.......................................         156,000 (3)            0.12%
         Mark A. Jackson.......................................          25,110                   --
         Julie J. Robertson....................................         225,605 (3)            0.17%

         All directors and executive
         officers as a group (12 persons)......................       2,218,569 (5)            1.66%

----------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2) The percent of class shown is less than one-tenth of one percent unless otherwise indicated.

(3) Includes shares attributable to shares of Common Stock not outstanding but subject to currently exercisable options, as follows: Mr. Campbell -- 71,666 shares; Mr. Cawley -- 31,000 shares; Mr. Chazen -- 0 shares; Mr. Craighead -- 31,000 shares; Mr. Day -- 254,166 shares; Mr. Fishel -- 24,000 shares; Mr. Leland -- 24,000 shares; Mr. Sears -- 13,500 shares; Mr. Adkins -- 60,666 shares; and Ms. Robertson -- 135,000 shares.

(4) Includes 874,639 shares beneficially owned by the Foundation. Mr. Cawley, as President and Chief Executive Officer and a trustee of The Samuel Roberts Noble Foundation, Inc. may be deemed to beneficially own, and have voting and investment power with respect to, the 874,639 shares held by the Foundation. As one of the 13 members of the board of trustees of the Foundation, Mr. Cawley does not represent sufficient voting power on the Foundation's board of trustees to determine voting or investment decisions with respect to the 874,639 shares. Mr. Cawley disclaims any pecuniary interest in the 874,639 shares.

(5) Includes 644,998 shares not outstanding but subject to currently exercisable options and 874,639 shares beneficially held of record by the Foundation. See footnotes (3) and (4) above.

EXECUTIVE STOCK OWNERSHIP

      We encourage all executives to align their interests with our stockholders by making a personal investment in our Common Stock. In 2000, we adopted the minimum stock ownership guidelines set forth below for our executives. We expect that each of our executives will meet these minimum guidelines within five years of when the guidelines first apply to him or her.

                                                                    OWNERSHIP GUIDELINES
                  PAY GRADE LEVEL                                 (MULTIPLE OF BASE SALARY)
                  ---------------                                 -------------------------
                  Pay Grade 37                                            5.0 times
                  Pay Grades 34 through 36                                4.0 times
                  Pay Grades 31 through 33                                3.5 times
                  Pay Grades 28 through 30                                2.5 times
                  Pay Grades 27 through 28                                2.0 times


                             EXECUTIVE COMPENSATION

      The following report of the compensation committee of our Board of Directors on executive compensation and the information herein under "Executive Compensation--Performance Graphs" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed to be incorporated by reference into any filing made by us under such Act or the Securities Act of 1933.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

To the Stockholders
of Noble Drilling Corporation:

      As members of the compensation committee (the "Committee") of the Board of Directors of Noble Drilling Corporation (the "Company"), it is our responsibility to review and set the compensation levels of the Company's Chief Executive Officer ("CEO") and other executives, evaluate the performance of management, and consider management succession and related matters. In addition, we administer the annual and long-term incentive compensation plans of the Company. All decisions by the Committee relating to the compensation of executive officers are reviewed by the full Board, except for decisions about grants or awards under the 1991 Stock Option and Restricted Stock Plan (the "Option Plan") of the Company, which are made solely by the Committee in accordance with the terms of the Option Plan.

      The Company has retained the services from time to time of two management and compensation consulting firms, Towers Perrin and William M. Mercer, Incorporated ("Mercer"), to assist the Committee in the performance of its responsibilities. The Committee considers information with respect to the reasonableness of compensation paid to senior officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Committee also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company. Members of the Committee review results of compensation surveys provided by Towers Perrin, Mercer and others.

COMPENSATION POLICIES AND PROGRAMS

      The compensation policies of the Company, set by management and supported by the Committee, focus on enhancing stockholder value. Specific policies are designed to attract, motivate and retain persons of high quality who will have the skill, training and dedication to help the Company achieve its corporate goals. The components of the executive compensation program are base salary, annual incentive bonus and long-term stock incentives, which are provided through stock option grants and restricted stock awards pursuant to the Option Plan.

      Base Salary. The Committee annually reviews the base salaries of key executive officers and determines whether salaries should be adjusted. Any adjustments are based primarily on the executive's individual performance, responsibilities and experience, as well as salary survey information. The policy of the Committee is generally to set base salary levels for positions at approximately the median levels determined from survey information for positions deemed comparable by the Committee.

      Annual Incentive Bonus. The compensation policy of the Company is that a part of the annual compensation of each officer should be related to and contingent upon the performance of the Company, as well as the individual contribution of such officer. The short-term incentive compensation plan of the Company (the "STIP") is available to all full-time employees of the Company or its subsidiaries in salary classifications 18 and higher who have completed one year of service at the close of the plan year (December 31). The bonus earned by employees with less than two years of service is prorated based on the number of full months served. The target bonus for an employee is the base salary at year end of such employee multiplied times the percentage factor assigned to such employee's salary classification. Target percentage factors range from 10 to 75 percent, with a factor of 75 percent for the CEO and a maximum factor of 55 percent for executive officers other than the CEO.

      Annual performance goals for the Company for 2000 were weighted with respect to two criteria as follows: net income (50 percent) and cash flow from operations (50 percent). The Company's divisions' goals for 2000 were weighted with respect to four criteria: safety results (50 percent), personnel turnover (20 percent), net income (15 percent) and cash flow from operations (15 percent).

      Each goal weighting percentage is subject to adjustment within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of greater than 135 percent of the goal. The combined, weighted goal achievement is then determined within a range of zero for achievement of less than 75 percent of the goal to 200 percent for achievement of more than 135 percent of the goal. The target bonus for employees of divisions is also adjusted to reflect the combined percentage of achievement of all assigned goals using the ratio of 50 percent for operating region goal achievement and 50 percent for Company goal achievement. The bonus amount is then determined by multiplying the target bonus times the applicable multiplier. Using these percentages, the bonus received by the CEO will not exceed 150 percent of his salary and the bonus received by any executive officer other than the CEO will not exceed 110 percent of his or her salary.

      Long-term Incentive Compensation. It is the compensation policy of the Company to use stock options and restricted stock as a means of furnishing longer-term incentives to officers and other employees and to align executive and stockholder interests by rewarding executives for the attainment of stock price appreciation and total stockholder return. Under the Option Plan, which was approved by stockholders at the 1991 annual meeting and amended with stockholder approval in 1994, 1997 and 1999, the Company has flexibility in issuing options and awarding restricted stock.

      On September 1, 2000, the Committee awarded 25,000 shares of restricted stock to an executive officer of the Company who joined the Company at that time. The shares of restricted stock that were awarded vest over a five-year period, so long as the executive remains continuously employed by the Company or any of its subsidiaries. The Common Stock had a fair market value at the date of such award of $48.81. On October 26, 2000, the Committee awarded an aggregate of 227,500 shares of restricted stock to a total of nine employees, including four executive officers of the Company. The shares of restricted stock also vest over a five-year period, so long as the recipient remains continuously employed by the Company or any of its subsidiaries. The Common Stock had a fair market value at the date of such award of $42.41 per share.

      On September 1, 2000, the Committee granted stock options to the executive officer of the Company who joined the Company at that time. On October 26, 2000, the Committee granted stock options to officers of the Company. The number of stock options received by each officer was based on his or her responsibilities and relative position within the Company. All stock options granted in 2000 were granted with an exercise price of fair market value at the date of grant. One-third of the stock options granted in September and October 2000 vest annually commencing on the first anniversary of the date of the grant.

2000 COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The 2000 salary of the Chief Executive Officer was determined by the Committee in October 1999 as a function of performance and competitive industry factors as provided by Towers Perrin. In October 2000, the Committee approved an increase in salary for the CEO to $725,000 per year, effective November 1, 2000. The Committee decided that the Company will pay the CEO's annual salary increase of $125,000 for 2001 in the form of the Company's Common Stock, in accordance with the request of the CEO. The calculated bonus paid to the CEO for 2000 under the STIP, applying the performance goals criteria and adjustment factors discussed above under "Compensation Policies and Programs - Annual Incentive Bonus," was $1,087,500. All divisions of the Company met or exceeded the performance goals under the STIP in 2000.

      On October 26, 2000, the Committee granted the CEO an option to purchase 125,000 shares of Common Stock pursuant to the Option Plan. In granting these options, the Committee relied upon competitive data provided by Towers Perrin and its own assessment of the Company's 2000 results of operations under the CEO's leadership. Pursuant to the above-described policies and programs regarding restricted stock awarded under the Option Plan, the Committee awarded the CEO 85,000 shares of restricted stock in October 2000 as part of the 227,500 shares of restricted stock awarded by the Committee described above.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code contains provisions that could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of compensation paid to its executive officers. The Committee could determine, however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible if the Committee believes such payments are in the Company's best interests.

SUMMARY

      The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 2000 adequately reflect the compensation goals and policies of the Company.

March 12, 2001                              COMPENSATION COMMITTEE

                                                Tommy C. Craighead, Chairman
                                                Michael A. Cawley
                                                Marc E. Leland

      The following table shows the compensation of our Chief Executive Officer and four other most highly paid executive officers (collectively, the "named executive officers"). See the Report of the Compensation Committee beginning on page 8 of this proxy statement for an explanation of our compensation policies and programs.


                           SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                        ANNUAL COMPENSATION                           AWARDS
                               -----------------------------------    ----------------------------------------
                                                                                   SECURITIES
                                                            OTHER                  UNDERLYING     VALUE OF
                                                           ANNUAL      RESTRICTED    OPTIONS      LONG TERM       ALL OTHER
      NAME AND                                             COMPEN-       STOCK     (NUMBER OF   INCENTIVE PLAN     COMPEN-
 PRINCIPAL POSITION     YEAR     SALARY       BONUS        SATION      AWARDS(1)   SHARES)(2)      PAY-OUTS         SATION
 ------------------     ----     ------       -----        ------      ---------   ----------   --------------    ----------
James C. Day,           2000   $  620,833   $1,087,500   $    7,491   $3,617,600      125,000     $2,287,984      $   13,297(3)
Chairman and CEO        1999   $  537,500   $  675,000   $    7,161   $1,556,250      100,000     $  475,930      $   14,076
                        1998   $  525,000   $        0   $    6,995   $  960,500      250,000     $  760,296      $   15,654

Robert D. Campbell,     2000   $  345,000   $  407,000   $        0   $1,276,800       65,000     $  565,000      $   11,315(3)
President (4)           1999   $  327,500   $  280,500   $        0   $1,231,600      140,000     $        0      $    8,272

Danny W. Adkins,        2000   $  215,000   $  216,000   $        0   $1,064,000       55,000     $  575,291      $    8,942(6)
Senior Vice             1999   $  197,500   $  141,750   $        0   $  830,000       55,000     $   34,784      $    6,467
President-              1998   $  195,000   $        0   $        0   $  370,075      120,000     $   33,965      $    6,720
Operations, Noble
Drilling
International
(Cayman) Ltd. (5)

Mark A. Jackson,        2000   $  100,000   $  125,000   $        0   $1,225,000       75,000     $        0      $    2,625(6)
Senior Vice President
and Chief Financial
Officer (7)

Julie J. Robertson,     2000   $  176,667   $  189,000   $        0   $1,064,000       50,000     $  545,598      $   10,072(6)
Vice President-         1999   $  157,500   $  114,750   $        0   $  622,500       45,000     $   57,579      $    9,365
Administration and      1998   $  155,000   $        0   $        0   $  341,825      110,000     $   78,126      $    9,300
Corporate Secretary


----------
(1) Dollar values of awards of restricted stock shown in the table for 2000 represent restricted stock awards made during 2000. Mr. Jackson was awarded 25,000 shares of restricted stock on September 1, 2000, with a value based on the closing price of the Common Stock on that date ($49.00). One-fifth of such shares of restricted stock, which are not subject to performance-based conditions, will vest on each of September 1, 2001, 2002, 2003, 2004 and 2005. We also awarded restricted stock on October 26, 2000. The dollar values of such awards of restricted stock are based on the closing price of the Common Stock on October 26, 2000 ($42.56), and represent the following numbers of shares: Mr. Day -- 85,000 shares; Mr. Campbell -- 30,000 shares; Mr. Adkins -- 25,000 shares; and Ms. Robertson -- 25,000 shares. One-fifth of such shares of restricted stock, which are not subject to performance-based conditions, will vest on each of October 26, 2001, 2002, 2003, 2004 and 2005.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share.

(3) Consists of employer contributions to a defined contribution plan (and unfunded, nonqualified excess benefit plan), term life insurance premiums and directors' fees, respectively, as follows: Mr. Day -- $10,200, $2,497 and $600; and Mr. Campbell -- $10,200, $515 and $600.

(4) Mr. Campbell joined Noble Drilling Corporation as President on January 1, 1999.

(5)    Mr. Adkins became an executive officer in February 2001.

(6) Consists of company (or subsidiary) contributions to a defined contribution plan (and unfunded, nonqualified excess benefit plan) and term life insurance premiums, respectively as follows: Mr. Adkins -- $8,677 and $265; Ms. Robertson -- $10,072 and $0; and Mr. Jackson -- $2,625 and $0.

(7) Mr. Jackson joined Noble Drilling Corporation as Senior Vice President and Chief Financial Officer on September 1, 2000.

      The following table sets forth certain information with respect to options to purchase Common Stock we granted during the year ended December 31, 2000 to each of the named executive officers.

                            OPTION/SAR GRANTS IN 2000

                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                               AT ASSUMED
                                                                                       ANNUAL RATES OF STOCK PRICE
                                                                                      APPRECIATION FOR OPTION TERM
                                               INDIVIDUAL GRANTS                                   (1)
                            --------------------------------------------------------- ------------------------------
                               NUMBER OF
                               SECURITIES      PERCENT OF
                               UNDERLYING         TOTAL
                                OPTIONS          OPTIONS      EXERCISE
                                GRANTED        GRANTED TO       PRICE      EXPIRA-
                               (NUMBER OF       EMPLOYEES        PER        TION
NAME                             SHARES)         IN 2000        SHARE        DATE         5% (4)          10% (5)
----                        --------------     ----------     --------     --------   ------------      ------------
James C. Day                125,000(2)            6.71%        $42.41      10/25/10   $  3,333,750      $  8,448,750
Robert D. Campbell           65,000(2)            3.49%        $42.41      10/25/10   $  1,733,550      $  4,393,350
Danny W. Adkins              55,000(2)            2.95%        $42.41      10/25/10   $  1,466,850      $  3,717,450
Mark A. Jackson              75,000(3)            4.03%        $48.81      08/31/10   $  2,302,500      $  5,834,250
Julie J. Robertson           50,000(2)            2.68%        $42.41      10/25/10   $  1,333,500      $  3,379,500

----------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.
(2) Amounts represent a single grant of options on October 26, 2000. One-third of the options becomes exercisable on each of October 26, 2001, 2002 and 2003.
(3) Amount represents a single grant of options on September 1, 2000. One-third of the options becomes exercisable on each of September 1, 2001, 2002 and 2003.
(4) Reflects an assumed market price per share of Common Stock of $79.51 for the grant made in September and $69.08 for the grants made in October.
(5) Reflects an assumed market price per share of Common Stock of $126.60 for the grant made in September and $110.00 for the grants made in October.

       The following table sets forth certain information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 2000, and the unexercised options held at December 31, 2000 and the value thereof, by each of the named executive officers.

                     AGGREGATED OPTION/SAR EXERCISES IN 2000
                         AND 12/31/00 OPTION/SAR VALUES

                               SHARES                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             ACQUIRED ON                   UNDERLYING OPTIONS/SARS AT     IN-THE-MONEY OPTIONS/SARS AT
                                EXERCISE                       12/31/00 (SHARES)                    12/31/00
                             (NUMBER OF       VALUE        ----------------------------   ----------------------------
       NAME                    SHARES)       REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-----------------------     ------------     --------      -----------    -------------   -----------    -------------
James C. Day ..........        340,833      $9,423,963       220,832         288,335      $ 4,200,100    $   3,929,432

Robert D. Campbell ....             --      $       --        46,666         158,334      $ 1,249,285    $   2,694,752

Danny W. Adkins .......        115,000      $2,488,001        45,666         137,001      $ 1,087,919    $   1,971,122

Mark A. Jackson .......             --      $       --            --          75,000      $        --    $          --

Julie J. Robertson ....         70,000      $2,726,758       120,000         122,000      $ 2,551,545    $   1,716,650


DEFINED BENEFIT PLANS

      Our defined benefit plans that cover our executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of 10-year certain and life annuity.

                               PENSION PLAN TABLE

                                                       ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
                                             AT AGE 65 AFTER COMPLETION OF THE FOLLOWING YEARS OF SERVICE (2)
FIVE-YEAR AVERAGE                          -----------------------------------------------------------------------
ANNUAL COMPENSATION (1)                       15                  20                   25                    30
-----------------------                     ------              ------               ------                 ----
      $  125,000..................         $ 30,000            $ 40,000             $ 50,000              $ 60,000
         200,000..................           48,000              64,000               80,000                96,000
         300,000..................           72,000              96,000              120,000               144,000
         400,000..................           96,000             128,000              160,000               192,000
         600,000..................          144,000             192,000              240,000               288,000
         800,000..................          192,000             256,000              320,000               384,000
       1,000,000..................          240,000             320,000              400,000               480,000
       1,400,000..................          336,000             448,000              560,000               672,000
       1,800,000..................          432,000             576,000              720,000               864,000

----------

(1) Benefit amounts under the Noble Drilling Salaried Employees' Retirement Plan (and unfunded, nonqualified excess benefit plan) are based on an employee's vested percentage, average monthly compensation and number of years of benefit service (maximum 30 years). The plan defines average monthly compensation generally to mean the participant's average monthly rate of compensation from us for the five successive calendar years which give the highest average monthly rate of compensation for the participant. Plan compensation is defined (with certain exceptions) to mean basic compensation, bonuses, commissions and overtime pay, exclusive of extraordinary compensation, but prior to reduction for any compensation deferred under a cash or deferred arrangement qualifying under Sections 401(k) or 125 of the Internal Revenue Code. Accordingly, the amounts reported in the Summary Compensation Table included elsewhere herein under the table caption "Annual Compensation" approximate plan compensation for 2000.

(2) We calculated the retirement benefits shown above using 1.6 percent of final average pay multiplied by years of service. This slightly overstates the benefit since that part of the final average pay that is below the Social Security "covered compensation" level should be multiplied by 1.0 percent instead of 1.6 percent. "Covered compensation" is the average of the Social Security Wage Bases during the 35-year period ending with the year the employee reaches Social Security Retirement Age. The amount of benefit shown is not subject to deductions for Social Security.

      As of December 31, 2000, the named executive officers had the following approximate credited years of service for retirement purposes: Mr. Day -- 22; Mr. Campbell -- 2; Mr. Adkins -- 6; Mr. Jackson -- 0; and Ms. Robertson -- 11.

PERFORMANCE GRAPHS

      On the following pages, we have presented two performance graphs, each of which sets forth information for the five-year period ending December 31, 2000. While both graphs show the cumulative stockholder return for our Common Stock and the NYSE Stock Market Index (U.S. companies), the graphs depict different peer group indexes. We elected to change the peer group to which our Common Stock's performance is compared from the peer group reflected in our proxy statement for our 2000 annual meeting of stockholders. Accordingly, the first graph depicts the performance of last year's peer group index of seven industry participants and the second graph depicts the new peer group, which includes two additional industry participants, Diamond Offshore Drilling, Inc. and Transocean Sedco Forex Inc. We believe that the addition of the two companies to the new peer group is more reflective of our competitors in the offshore oil and gas drilling industry and therefore provides a more meaningful comparison of stock performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
   AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX (U.S. COMPANIES)
                        AND SEVEN-MEMBER PEER GROUP INDEX

                                    [GRAPH]

                                                       12/1995   12/1996   12/1997   12/1998   12/1999   12/2000
                                                       -------   -------   -------   -------   -------   -------
 Noble Drilling Corporation                              100.0     220.8     340.3     143.7     363.9     482.6
 NYSE Stock Market (US Companies)                        100.0     121.3     161.1     193.3     212.2     220.9
 Self-Determined Peer Group(2)                           100.0     225.5     301.0      94.4     187.7     272.9


 (1) The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index level for all series was set to $100.0 on December 29, 1995.

 (2) In accordance with SEC rules, we elected to select a group of peer companies on an industry basis for comparison purposes. The competitor group presented is composed of seven industry participants: Atwood Oceanics, Inc., ENSCO International Incorporated, Global Marine Inc., Marine Drilling Companies, Inc., R & B Falcon Corporation, Rowan Companies, Inc. and Santa Fe International Corporation. Total return calculations were weighted according to the respective company's market capitalization.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
   AMONG NOBLE DRILLING CORPORATION, NYSE STOCK MARKET INDEX (U.S. COMPANIES)
                        AND NINE-MEMBER PEER GROUP INDEX

                                    [GRAPH]

                                                       12/1995   12/1996   12/1997   12/1998   12/1999  12/2000
                                                       -------   -------   -------   -------   -------  -------
 Noble Drilling Corporation                              100.0     220.8     340.3     143.7     363.9    482.6
 NYSE Stock Market (US Companies)                        100.0     121.3     161.1     193.3     212.2    220.9
 Self-Determined Peer Group(2)                           100.0     195.5     281.0     107.4     180.8    256.3


 (1) The lines represent monthly index levels derived from compounded daily returns that include all dividends. The indexes are reweighted daily, using the market capitalization on the previous trading day. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. The index level for all series was set to $100.0 on December 29, 1995.

 (2) In accordance with SEC rules, we elected to select a group of peer companies on an industry basis for comparison purposes. We have added two companies to the peer group we have used in the past. The new competitor group presented is composed of nine industry participants: Atwood Oceanics, Inc., Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Global Marine Inc., Marine Drilling Companies, Inc., R & B Falcon Corporation, Rowan Companies, Inc., Transocean Sedco Forex Inc. and Santa Fe International Corporation. Total return calculations were weighted according to the respective company's market capitalization.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10 percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of such stock. Directors, officers and beneficial owners of more than 10 percent of the Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2000, our directors, our officers and the beneficial owners of more than 10 percent of our Common Stock complied with all applicable Section 16(a) filing requirements.

                                    AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers LLP, which has audited our financial statements since 1994, to audit our financial statements for the year ending December 31, 2001. We will not submit this appointment to stockholders for ratification or approval. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and to respond to appropriate questions from the stockholders, and will be given the opportunity to make a statement should they desire to do so.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders
of Noble Drilling Corporation:

         The Board of Directors of Noble Drilling Corporation (the "Company") maintains an audit committee comprising four outside directors. The Board of Directors and the audit committee believe that the audit committee's current member composition satisfies the rules of the New York Stock Exchange that govern audit committee composition, including the requirement that audit committee members all be "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the NYSE's listing standards.

         The audit committee oversees the Company's financial process on behalf of the entire Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management. The Board of Directors has adopted a written Charter of the audit committee, a copy of which is attached as Appendix A to this proxy statement.

         The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61. In addition, the audit committee has discussed with the Company's independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures below and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

         The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. The audit committee held four meetings during 2000.

AUDIT FEES

         The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year (collectively, the "Audit Services") were $443,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers LLP did not render any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01) during the year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed for all other services (the "Other Services") rendered to the Company by PricewaterhouseCoopers LLP during the year ended December 31, 2000, other than the Audit Services, were $1,561,000. The Other Services consisted of tax compliance and advisory services totaling $586,000, internal audit services totaling $452,000 and other services totaling $523,000.

SUMMARY

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The audit committee also determined that the provision of the Other Services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PriceWaterhouseCooper LLP's independence.


March 12, 2001                      AUDIT COMMITTEE

                                             William A. Sears, Chairman
                                             Lawrence J. Chazen
                                             James L. Fishel
                                             Jack E. Little

                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

      Stockholder proposals for inclusion in our proxy materials in connection with the 2002 annual meeting of stockholders, which is currently scheduled to be held on April 25, 2002, must be received by us at our office in Sugar Land, Texas, addressed to the corporate Secretary, no later than November 22, 2001. Stockholders who intend to present a proposal at the 2002 annual meeting of stockholders without inclusion of such proposal in our proxy materials must provide notice to us of such proposal not later than 90 days prior to the meeting in the case of proposals to nominate persons for election to the Board of Directors, and not less than 60 nor more than 120 days in advance of the meeting for all other stockholder proposals.

      The cost of solicitation of proxies will be borne by us. We have employed Corporate Investor Communications, Inc. to solicit proxies from brokers, bank nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed $5,500 plus certain expenses. In addition, certain of our officers and employees, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

      The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

                                          NOBLE DRILLING CORPORATION

                                                 James C. Day
                                                 Chairman and
                                            Chief Executive Officer
Sugar Land, Texas
March 26, 2001

                                                                      APPENDIX A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF NOBLE DRILLING CORPORATION



I.       PURPOSE

         The primary function of the Audit Committee of the Board of Directors (the "Audit Committee" or the "Committee") of Noble Drilling Corporation (the "Corporation") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information to be provided by the Corporation to any governmental body or to the public; the Corporation's systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. Without limiting the generality of the foregoing, the Audit Committee's primary duties are to:

         Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal financial and accounting control systems.

         Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department. The Corporation's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

         Provide an open avenue of communication among the Corporation's independent accountants, the Corporation's financial personnel and senior management, the Corporation's internal auditing department and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall comprise three or more directors of the Corporation, as appointed by the Board of Directors, each of whom shall be an "independent director" (as defined below), and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independence from management and the Corporation. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise, in each case, as determined by the Board of Directors, in its business judgment.

         An "independent director" is one who:

         Is not currently and has not been for at least three years prior to election to the Audit Committee, employed by the Corporation.

         Is not currently, and has not been for at least three years prior to election to the Audit Committee, an executive officer of the Corporation, whether or not he or she is or was employed by the Corporation.

         Is not a member of the immediate family of an individual who is, or has been at any time during the past three years, employed by the Corporation or any of its affiliates as an executive officer.

         Is not employed as an executive of another company where any of the Corporation's executives serve on that company's compensation committee.

         Is not a person who (i) is a partner, controlling stockholder or executive officer of an organization that has a business relationship with the Corporation, or (ii) has a direct business relationship with the Corporation, unless, in each case, the Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Corporation, to the director and, if applicable, to the organization with which the director is affiliated. For purposes of this paragraph, "business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Corporation, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Corporation, (2) the relationship between the director and his or her partnership status, stockholder interest or executive officer position, or (3) the direct business relationship between the director and the Corporation.

         The members of the Audit Committee shall be elected by the Board at the annual meeting of the Board of Directors following the annual meeting of the Corporation's stockholders and shall serve until the next such annual meeting, or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board of Directors, the members of the Committee may designate a Chairperson by majority vote of the entire Committee.

III.     MEETINGS

         The Committee shall meet at least three times annually, or more frequently as circumstances dictate. Each member of the Committee should attend at least 75% of the meetings of the Committee each year. As part of its job to foster open communication, the Committee should meet at least annually with the Corporation's management, director of the internal auditing department and independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups or person believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with section IV below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         INTERNAL CONTROL

            1. Use its best efforts to ensure that the Corporation's internal control policies and systems are appropriate, communicated to all applicable persons and diligently followed.

            2. Evaluate whether management is sufficiently communicating to personnel the importance of internal controls and is taking appropriate measures to ensure that all personnel possess an understanding of their respective roles and responsibilities.

            3. Gain an understanding of whether the internal control
               recommendations made by internal auditors and independent accountants have been implemented by management.

            4. Ensure that the independent accountants and the director of internal audit keep the Audit Committee informed about fraud, illegal acts, any deterioration in the effectiveness of systems of internal control, deficiencies in internal control and other relevant matters, and appropriately follow up on these communications.

         FINANCIAL REPORTING

            1. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements of the Corporation.

            2. Ask management, the internal auditors and independent accountants about significant financial risks and exposures and the plans to minimize such risks.

            3. Meet with management and the independent accountants to review the financial statements and the results of the audit to determine whether they are complete and consistent with the information known to the Committee. Understand how management develops and summarizes quarterly financial information, the extent of internal audit involvement, and the extent to which the independent accountants review quarterly financial information. Assess whether the consolidated financial statements of the Corporation reflect appropriate accounting principles.

            4. Pay particular attention to complex and/or unusual transactions engaged in by the Corporation and related financial and accounting entries and disclosures, such as restructuring charges and derivative disclosures.

            5. Remain attentive to judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of useful lives and salvage values of fixed assets; assumptions and estimates used in pension and tax calculations; estimated insurance claims and retention reserves; realization of foreign prepaid taxes; and other commitments and contingencies.

            6. Consider management's handling of proposed audit adjustments identified by the independent accountants.

            7. Review the Management's Discussion and Analysis of Financial Condition and Results of Operations and other sections of the Corporation's annual report before its release and consider whether the information is adequate and consistent with information about the Corporation and its operations that is known to the Committee.

            8. Use its best efforts to ensure that the independent accountants communicate all material matters regarding the Corporation, its financial statements and internal controls to the Committee.

            9. Meet with management and with the independent accountants, either telephonically or in person, to review the interim financial statements and the results of the review prior to the public dissemination of such statements or the contents thereof.

            10. To gain insight into the fairness of the interim financial statements and disclosures, obtain explanations from management and from the internal auditors and independent accountants on whether:

                  o Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

                  o Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Corporation's operations and financing practices;

                  o Generally accepted accounting principles have been consistently applied;

                  o There are any actual or proposed changes in accounting or financial reporting practices;

                  o The Corporation's financial and operating controls are functioning effectively;

                  o The Corporation has complied with the terms of loan agreements or security indentures; and

                  o The interim financial statements contain adequate and appropriate disclosures.

         REGULATORY, LEGAL AND TAX MATTERS

            1. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) regarding any fraudulent acts committed by personnel or representatives of the Corporation or accounting irregularities reflected in the Corporation's financial statements.

            2. Periodically obtain updates from management, external counsel, and tax director regarding the Corporation's compliance with applicable laws and regulations.

            3. Be satisfied that all material regulatory compliance matters have been considered in the preparation of the Corporation's consolidated financial statements.

            4. Review the findings regarding the Corporation of any examinations by regulatory agencies such as the Securities and Exchange Commission and the Internal Revenue Service.

         CORPORATE CODE OF CONDUCT

            1. Ensure that the Corporation's code of conduct is formalized in writing and that appropriate measures are taken to make all employees aware of it.

            2. Evaluate whether management is communicating to the Corporation's personnel and representatives the importance of the Corporation's code of conduct and the guidelines for acceptable business practices.

            3. Periodically review the Corporation's program for monitoring compliance with the Corporation's code of conduct.

            4. Periodically, but at least once a year, obtain updates from management and external counsel regarding compliance.

         INTERNAL AUDIT

            1. Review the annual plan, activities and organizational structure of the internal audit function.

            2. Review the qualification of the internal audit functions and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

            3.    Review the effectiveness of the internal audit function.

         EXTERNAL AUDIT

            1. Review the independent accountants' proposed audit scope and approach.

            2. Review the performance of the independent accountants and recommend to the Board of Directors the appointment or discharge of the independent accountants.

            3. Ensure that the independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation and an assertion of their independence in accordance with professional standards.

            4. Actively engage in a dialogue with independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and make recommendations to the Board of Directors so that the Board of Directors may take appropriate action in response to the independent accountants' report in order to satisfy itself of the independent accountants' independence.

         OTHER RESPONSIBILITIES

            1. Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

            2. Review the policies and procedures in effect for considering officers' expenses and perquisites.

            3. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist with such investigations.

            4. Perform other oversight functions as requested by the full Board of Directors.

            5. Annually review and assess the adequacy of this Charter; recommend any changes hereto to the Board of Directors and make such changes to this Charter that are approved by the Board of Directors.

         REPORTING

                  The proceedings of all meetings of the Audit Committee will be documented in minutes, which will be approved by the Audit Committee and presented at meetings of the full Board of Directors.

                           NOBLE DRILLING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




         The undersigned hereby appoints James C. Day and Robert D. Campbell, and each of them, proxies with power of substitution in each, and hereby authorizes each of them to represent and to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation (the "Company") standing in the name of the undersigned on March 7, 2001, at the annual meeting of stockholders to be held on April 26, 2001 at 10:00 a.m. in Houston, Texas, and at any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.       ELECTION OF DIRECTORS      FOR all nominees listed below       WITHHOLD AUTHORITY
                                    (except as marked to the            to vote for all nominees
                                    contrary below)   [ ]               listed below  [ ]

                        MICHAEL A. CAWLEY                     JACK E. LITTLE

           (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

         ---------------------------------------------------------------------------------------------------------------------------

2.       In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                (Continued and to be signed on the reverse side)

         THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock at the annual meeting of stockholders to be held April 26, 2001 and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.




                                    Dated:                                , 2001
                                          --------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature(s) of Stockholder(s)

                                    This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                                    Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                           NOBLE DRILLING CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2001

                    VOTING INSTRUCTION CARD FOR COMMON STOCK

        VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




         The undersigned hereby instructs the trustee to vote, as designated below, all shares of Common Stock of Noble Drilling Corporation that are credited to the accounts of the undersigned (whether or not vested) in the Noble Drilling Corporation 401(k) Savings Plan at the annual meeting of stockholders to be held on April 26, 2001 at 10:00 a.m. in Houston, Texas, and at any adjournment thereof, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

1.       ELECTION OF DIRECTORS      FOR all nominees listed below       WITHHOLD AUTHORITY
                                    (except as marked to the            to vote for all nominees
                                    contrary below)   [ ]               listed below  [ ]

                        MICHAEL A. CAWLEY                     JACK E. LITTLE

           (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

         ---------------------------------------------------------------------------------------------------------------------------

2.       In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                (Continued and to be signed on the reverse side)

         THIS VOTING INSTRUCTION CARD, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED BY THE TRUSTEE OF THE NOBLE DRILLING CORPORATION 401(k) SAVINGS PLAN ("401(k) PLAN") IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED 401(k) PLAN PARTICIPANT. IF THIS VOTING INSTRUCTION CARD IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock at the annual meeting of stockholders to be held April 26, 2001 and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.





                                    Dated:                                , 2001
                                          --------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Signature(s) of Stockholder(s)/401(k) Plan
                                    Participant

                                    This voting instruction card should be
                                    signed exactly as your name appears hereon.

                                    Please complete, date and sign this voting instruction card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.



                                       2